Exhibit 99.1

FOR IMMEDIATE RELEASE
Group 1 Automotive Reports Second Quarter 2026 Financial Results
•Current quarter diluted earnings per common share from continuing operations of $8.62 and current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) of $9.61
•U.S. current quarter SG&A as a % of gross profit of 67.5%; U.S. current quarter adjusted SG&A as a % of gross profit (a non-GAAP measure) improved sequentially 400+ basis points to 66.4%
•Separately announces agreement to acquire 10 dealerships from Hennessy Automobile Companies and recently completed the purchase of two additional dealerships in the fast-growing Atlanta market, further strengthening our proven cluster strategy
HOUSTON, TX, July 30, 2026 — Group 1 Automotive, Inc. (NYSE: GPI) (“Group 1” or the “Company”), a Fortune 250 automotive retailer with 251 dealerships located in the U.S. and U.K., today reported financial results for the second quarter of 2026 (“current quarter”).
“While our second quarter results softened due to consumer affordability issues, we continued to execute against the strategic initiatives that will strengthen Group 1 over the long term,” said Daryl Kenningham, Group 1's President and Chief Executive Officer. “During the quarter in the U.S., we successfully completed our previously announced $50 million annualized expense reduction initiative, exceeding our targets. We also continued to invest in our future through strategic dealership acquisitions and dispositions, advanced our corporate rebranding to more than 60% completion, and expanded our virtual F&I platform to more than 40% of our stores. We remain focused on disciplined execution that will continue to drive sustainable value for our shareholders.”
“To that end, earlier today we announced our intent to acquire Hennessy Automobile Companies which, along with two additional dealership acquisitions, will boost our presence to 15 dealerships in Atlanta. The purchase of these high-volume dealerships in a tremendous growth market is the ideal execution of our cluster strategy and bolsters Group 1’s position for the long term.”
Reconciliations for financial results, non-GAAP metrics and diluted earnings per common share between continuing and discontinued operations are included in the accompanying financial tables.
Current Quarter Results Overview
•Current quarter total revenues were $5.4 billion, compared to $5.7 billion for the second quarter of 2025 (“prior-year quarter”).
•Current quarter net income from continuing operations was $103.0 million, compared to $139.8 million for the prior-year quarter.
•Current quarter adjusted net income from continuing operations (a non-GAAP measure) was $114.9 million, compared to $149.6 million for the prior-year quarter.
•Current quarter diluted earnings per common share from continuing operations was $8.62, compared to $10.77 for the prior-year quarter.
•Current quarter adjusted diluted earnings per common share from continuing operations (a non-GAAP measure) was $9.61, compared to $11.52 for the prior-year quarter.

Second Quarter 2026 Key Performance Metrics (year-over-year comparable period basis)	Consolidated		Same Store (a non-GAAP measure)
Reported:	2Q26	Change	2Q26	Change
Total revenues	$5.4B	(5.6)%	$5.2B	(3.3)%
Total gross profit (“GP”)	$860.6M	(8.0)%	$835.9M	(6.1)%
NV units sold	53,335	(4.4)%	51,840	(2.8)%
NV GP per retail unit (“PRU”)	$3,254	(8.5)%	$3,233	(9.0)%
Used vehicle (“UV”) retail units sold	53,469	(11.2)%	51,907	(9.8)%
UV retail GP PRU	$1,532	(4.3)%	$1,534	(5.3)%
Parts & service (“P&S”) GP	$389.0M	(3.4)%	$377.2M	(0.2)%
P&S Gross Margin (“GM”)	56.2%	+0.1%	56.0%	(1.3)%
Finance and Insurance (“F&I”) revenues	$216.8M	(8.8)%	$211.7M	(7.5)%
F&I GP PRU	$2,030	(1.0)%	$2,041	(1.2)%
Selling, General and Administrative (“SG&A”) expenses as a % of GP	72.4%	+341 bps	71.0%	+310 bps
Adjusted SG&A expenses (a non-GAAP measure) as a % of GP	70.8%	+214 bps	70.1%	+253 bps
Corporate Development
Today, in a separate press release, the Company announced that it has signed a definitive agreement to acquire the 10 dealerships of the Hennessy Automobile Companies, located in the Atlanta market. The Company expects the transaction to close by year-end 2026, subject to regulatory and OEM approvals, as well as other customary closing conditions, and generate approximately $1.7 billion in annual revenues. For additional information, see the Company’s separate press release and Current Report on Form 8-K filed in connection with this transaction.
During the current quarter, the Company acquired four dealerships in the U.S., two of which were acquired as part of a back-to-back transaction with the intention of reselling them concurrently with or shortly after acquisition. These two dealerships were classified as assets held for sale as of the end of the current quarter. The Company completed the disposition of these dealerships in July 2026. The two retained dealerships, Stone Mountain Toyota and Stone Mountain Honda, also located in the Atlanta market, are expected to generate approximately $205 million in annual revenues.
Year to date, the Company has acquired and successfully integrated dealership operations with total expected annual revenues of approximately $340 million. The Company remains focused on efficiently and effectively integrating acquisitions into existing operations to create value for shareholders.
During the current quarter, the Company disposed of four Jaguar/Land Rover dealerships in the U.K. These dealerships generated approximately $330 million in annual revenues, bringing year-to-date total annualized revenues associated with dealership dispositions for the Company to $900 million.
As previously announced, the Company entered into an agreement with Chinese automaker Geely to expand its U.K. network through three new locations. The first Geely franchise opened in June 2026, with the remaining two locations expected to open later in the year.
Share Repurchases
The Company did not repurchase any shares of its common stock during the current quarter. During the current year, the Company repurchased 205,190 shares of common stock, representing approximately 1.7% of shares outstanding as of January 1, 2026, at an average price of $353.08 per share, for a total cost of $72.4 million, excluding excise taxes of $0.5 million.
As of June 30, 2026, the Company had 11,925,913 shares of common stock and unvested restricted stock awards outstanding in the aggregate, and $306.3 million remaining under its Board authorized share repurchase program.
Future repurchases may be made from time to time, based on market conditions, legal requirements and other corporate considerations in the open market, pursuant to Rule 10b5-1 trading plans or in privately negotiated transactions, and subject to Board approval and covenant restrictions.

Second Quarter Earnings Conference Call Details
Daryl Kenningham, Group 1’s President and Chief Executive Officer, and the Company’s senior management team will host a conference call today at 10:00 a.m. ET to discuss the second quarter 2026 financial results and the Company’s announced acquisition of the Hennessy Automobile Companies. The conference call will be simulcast live on the Internet at http://www.group1corp.com/events. A webcast replay will be available for 30 days. A copy of the Company’s presentation will also be made available at http://www.group1corp.com/company-presentations.
The conference call will also be available live by dialing in 10 minutes prior to the start of the call at:
Domestic: 1-888-317-6003
International: 1-412-317-6061
Passcode:     7253681
A telephonic replay will be available following the call through August 6, 2026, by dialing:
Domestic: 1-855-669-9658
International: 1-412-317-0088
Replay Code:    3264764
ABOUT GROUP 1 AUTOMOTIVE, INC.
Group 1 owns and operates 251 automotive dealerships, 312 franchises, and 32 collision centers in the United States and the United Kingdom that offer 37 brands of automobiles. Through its dealerships and omni-channel platform, the Company sells new and used cars and light trucks; arranges related vehicle financing; sells service contracts; provides automotive maintenance and repair services; and sells vehicle parts.
Group 1 discloses additional information about the Company, its business, and its results of operations at www.group1corp.com, www.group1auto.com, www.group1collision.com, www.acceleride.com, and www.facebook.com/group1auto.

FORWARD-LOOKING STATEMENTS
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, which are statements related to future, not past, events and are based on our current expectations and assumptions regarding our business, the economy and other future conditions. In this context, the forward-looking statements often include statements regarding our strategic investments, goals, plans, projections and guidance regarding our financial position, results of operations and business strategy, including the financial and other benefits of anticipated or recently completed acquisitions or dispositions, including the pending acquisition of Hennessy Automobile Companies (the “Hennessy Acquisition”), the timing and financing thereof and our ability to achieve the intended operational, financial and strategic benefits therefrom. These forward-looking statements often contain words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "should," "foresee," "may" or "will" and similar expressions. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. Any such forward-looking statements are not assurances of future performance and involve risks and uncertainties that may cause actual results to differ materially from those set forth in the statements. These risks and uncertainties include, among other things, (a) general economic and business conditions, (b) the impacts of sustained levels of inflation, including reduced affordability of automobiles for consumers, (c) developments in U.S. and global trade policy, including the imposition by the U.S. of significant tariffs on the import of automobiles and certain materials used in our parts and services business and the resulting consequences (including, but not limited to, retaliatory tariffs by non-U.S. nations, supply chain disruptions, vehicle and part cost increases and demand decreases, and potential recessions in the U.S. and U.K.) and the passage of the "One Big Beautiful Bill," including the associated impact on tax deductions in the domestic car industry and the elimination of certain clean energy tax credits, which could impact incentives for electric vehicle production and sales, (d) the level of manufacturer incentives, (e) our ability to comply with extensive laws, regulations and policies applicable to our operations, including BEV mandates in the U.K., and their impact on new vehicle demand, (f) our ability to obtain an inventory of desirable new and used vehicles (including as a result of changes in the international trade environment), (g) our relationship with our automobile manufacturers and the willingness of manufacturers to approve future acquisitions, (h) our cost of financing and the availability of credit for consumers, (i) our ability to complete acquisitions and dispositions, including the pending Hennessy Acquisition, on a timely basis, if at all and the risks associated therewith, (j) our ability to successfully integrate recent and future acquisitions, including the Hennessy Acquisition, and realize the expected benefits from consummated acquisitions, (k) foreign exchange controls and currency fluctuations, (l) the armed conflicts in Ukraine and the Middle East, (m) our ability to maintain sufficient liquidity to operate, and (n) a material failure in or breach of our vendors’ information technology systems and other cybersecurity incidents. For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

NON-GAAP FINANCIAL MEASURES, SAME STORE DATA, AND OTHER DATA
In addition to evaluating the financial condition and results of our operations in accordance with U.S. GAAP, from time to time our management evaluates and analyzes results and any impact on the Company of strategic decisions and actions relating to, among other things, cost reduction, growth, profitability improvement initiatives, and other events outside of normal, or "core," business and operations, by considering alternative financial measures not prepared in accordance with U.S. GAAP. In our evaluation of results from time to time, we exclude items that do not arise directly from core operations, such as non-cash asset impairment charges, out-of-period adjustments, legal matters, gains and losses on dealership franchise or real estate transactions, and catastrophic events, such as hailstorms, hurricanes and snow storms. Because these non-core charges and gains materially affect the Company's financial condition or results in the specific period in which they are recognized, management also evaluates, and makes resource allocation and performance evaluation decisions based on, the related non-GAAP measures excluding such items. This includes evaluating measures such as adjusted selling, general and administrative expenses, adjusted net income, adjusted diluted earnings per share, adjusted operating margin, adjusted pretax margin and constant currency. These adjusted measures are not measures of financial performance under U.S. GAAP, but are instead considered non-GAAP financial performance measures. Non-GAAP measures do not have definitions under U.S. GAAP and may be defined differently by, and not be comparable to similarly titled measures used by, other companies. As a result, any non-GAAP financial measures considered and evaluated by management are reviewed in conjunction with a review of the most directly comparable measures calculated in accordance with U.S. GAAP. We caution investors not to place undue reliance on such non-GAAP measures, but also to consider them with the most directly comparable U.S. GAAP measures.
In addition to using such non-GAAP measures to evaluate results in a specific period, management believes that such measures may provide more complete and consistent comparisons of operational performance on a period-over-period historical basis and a better indication of expected future trends. Our management also uses these adjusted measures in conjunction with U.S. GAAP financial measures to assess our business, including communication with our Board of Directors, investors, and industry analysts concerning financial performance. We disclose these non-GAAP measures, and the related reconciliations, because we believe investors use these metrics in evaluating longer-term period-over-period performance, and to allow investors to better understand and evaluate the information used by management to assess operating performance. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.
In addition, we evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP measure, excludes the impact of fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our underlying business and results of operations, consistent with how we evaluate our performance. We calculate constant currency percentages by converting our current period reported results for entities reporting in currencies other than U.S. dollars using comparative period exchange rates rather than the actual exchange rates in effect during the respective periods. The constant currency performance measures should not be considered a substitute for, or superior to, the measures of financial performance prepared in accordance with U.S. GAAP. The Same Store amounts presented include the results of dealerships for the identical months in each period presented in comparison, commencing with the first full month in which the dealership was owned by us and, in the case of dispositions, ending with the last full month it was owned by us. Same Store results also include the activities of our corporate headquarters.
Certain amounts in the financial statements may not compute due to rounding. All computations have been calculated using unrounded amounts for all periods presented.

Investor contacts:
David Helderman
Senior Manager, Investor Relations
Group 1 Automotive, Inc.
ir@group1auto.com
Media contacts:
Pete DeLongchamps
Senior Vice President, Manufacturer Relations, Financial Services and Corporate Development
Group 1 Automotive, Inc.
pdelongchamps@group1auto.com
Kimberly Barta
Head of Marketing and Communications
Group 1 Automotive, Inc.
kbarta@group1auto.com
or
Jude Gorman / Clayton Erwin
Collected Strategies
Group1-CS@collectedstrategies.com

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30,
	2026	2025	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$2,606.1	$2,735.5	$(129.3)	(4.7)%
Used vehicle retail sales	1,718.3	1,848.2	(129.9)	(7.0)%
Used vehicle wholesale sales	151.5	163.8	(12.3)	(7.5)%
Parts and service sales	692.4	718.4	(26.0)	(3.6)%
Finance, insurance and other, net	216.8	237.8	(21.0)	(8.8)%
Total revenues	5,385.1	5,703.5	(318.5)	(5.6)%
COST OF SALES:
New vehicle retail sales	2,432.6	2,537.1	(104.6)	(4.1)%
Used vehicle retail sales	1,636.4	1,751.8	(115.4)	(6.6)%
Used vehicle wholesale sales	152.2	163.3	(11.0)	(6.8)%
Parts and service sales	303.4	315.6	(12.2)	(3.9)%
Total cost of sales	4,524.5	4,767.8	(243.2)	(5.1)%
GROSS PROFIT	860.6	935.8	(75.2)	(8.0)%
Selling, general and administrative expenses	623.5	646.1	(22.6)	(3.5)%
Depreciation and amortization expense	30.9	28.7	2.2	7.6%
Asset impairments	1.0	0.4	0.6	184.8%
Restructuring charges	2.1	7.6	(5.5)	(72.3)%
INCOME FROM OPERATIONS	203.1	253.0	(49.9)	(19.7)%
Floorplan interest expense	22.0	26.4	(4.4)	(16.7)%
Other interest expense, net	46.7	42.7	4.0	9.3%
INCOME BEFORE INCOME TAXES	134.4	183.9	(49.5)	(26.9)%
Provision for income taxes	31.4	44.0	(12.6)	(28.7)%
Net income from continuing operations	103.0	139.8	(36.9)	(26.4)%
Net income from discontinued operations	0.3	0.7	(0.4)	(51.2)%
NET INCOME	$103.3	$140.5	$(37.2)	(26.5)%
Less: Earnings allocated to participating securities	1.0	1.6	(0.6)	(38.4)%
Net income available to diluted common shares	$102.3	$139.0	$(36.6)	(26.3)%
Diluted earnings per share from continuing operations	$8.62	$10.77	$(2.15)	(20.0)%
Diluted earnings per share from discontinued operations	$0.03	$0.05	$(0.02)	(47.0)%
DILUTED EARNINGS PER SHARE	$8.64	$10.82	$(2.18)	(20.1)%
Weighted average dilutive common shares outstanding	11.8	12.8	(1.0)	(7.8)%
Weighted average participating securities	0.1	0.1	—	(23.0)%
Total weighted average shares	12.0	13.0	(1.0)	(8.0)%
Effective tax rate on continuing operations	23.4%	24.0%	(0.6)%

Group 1 Automotive, Inc.
Condensed Consolidated Statements of Operations
(Unaudited)
(In millions, except per share data)

	Six Months Ended June 30,
	2026	2025	Increase/(Decrease)	% Change
REVENUES:
New vehicle retail sales	$5,168.5	$5,415.4	$(246.9)	(4.6)%
Used vehicle retail sales	3,493.2	3,603.6	(110.4)	(3.1)%
Used vehicle wholesale sales	300.9	315.4	(14.4)	(4.6)%
Parts and service sales	1,396.8	1,410.4	(13.6)	(1.0)%
Finance, insurance and other, net	432.7	464.0	(31.3)	(6.7)%
Total revenues	10,792.2	11,208.8	(416.7)	(3.7)%
COST OF SALES:
New vehicle retail sales	4,822.2	5,027.4	(205.2)	(4.1)%
Used vehicle retail sales	3,323.6	3,413.7	(90.1)	(2.6)%
Used vehicle wholesale sales	300.1	313.3	(13.2)	(4.2)%
Parts and service sales	607.8	626.7	(18.9)	(3.0)%
Total cost of sales	9,053.7	9,381.1	(327.4)	(3.5)%
GROSS PROFIT	1,738.4	1,827.7	(89.3)	(4.9)%
Selling, general and administrative expenses	1,224.1	1,263.4	(39.3)	(3.1)%
Depreciation and amortization expense	62.1	58.0	4.1	7.0%
Asset impairments	3.5	0.8	2.8	358.1%
Restructuring charges	3.1	18.7	(15.6)	(83.3)%
INCOME FROM OPERATIONS	445.7	486.9	(41.2)	(8.5)%
Floorplan interest expense	45.3	53.3	(8.0)	(15.0)%
Other interest expense, net	95.5	82.5	13.0	15.8%
Other income	—	(0.2)	0.2	(99.9)%
INCOME BEFORE INCOME TAXES	304.9	351.4	(46.5)	(13.2)%
Provision for income taxes	72.0	83.8	(11.8)	(14.1)%
Net income from continuing operations	232.9	267.6	(34.7)	(13.0)%
Net income from discontinued operations	0.7	1.0	(0.4)	(35.9)%
NET INCOME	$233.5	$268.6	$(35.1)	(13.1)%
Less: Earnings allocated to participating securities	2.3	3.2	(0.9)	(28.0)%
Net income available to diluted common shares	$231.2	$265.4	$(34.2)	(12.9)%
Diluted earnings per share from continuing operations	$19.44	$20.40	$(0.96)	(4.7)%
Diluted earnings per share from discontinued operations	$0.06	$0.08	$(0.02)	(29.8)%
DILUTED EARNINGS PER SHARE	$19.50	$20.48	$(0.98)	(4.8)%
Weighted average dilutive common shares outstanding	11.9	13.0	(1.1)	(8.5)%
Weighted average participating securities	0.1	0.2	—	(24.5)%
Total weighted average shares	12.0	13.1	(1.1)	(8.7)%
Effective tax rate on continuing operations	23.6%	23.8%	(0.2)%

Group 1 Automotive, Inc.
Additional Information — Consolidated
(Unaudited)

	June 30, 2026	December 31, 2025	Increase/(Decrease)	% Change
SELECTED BALANCE SHEET INFORMATION:
(In millions)
Cash and cash equivalents	$164.5	$32.5	$132.1	406.5%
Inventories, net	$2,759.6	$2,741.3	$18.3	0.7%
Floorplan notes payable, net (1)	$2,181.2	$1,915.8	$265.4	13.9%
Total debt	$3,363.0	$3,699.5	$(336.5)	(9.1)%
Total equity	$2,952.2	$2,789.1	$163.0	5.8%
(1) Amounts are net of offset accounts of $157.5 and $504.2, respectively.

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
NEW VEHICLE UNIT SALES GEOGRAPHIC MIX:
United States	72.3%	73.6%	69.2%	70.5%
United Kingdom	27.7%	26.4%	30.8%	29.5%

NEW VEHICLE UNIT SALES BRAND MIX:
Toyota/Lexus	27.5%	26.7%	26.4%	24.9%
Volkswagen/Audi/Porsche/SEAT/SKODA	14.7%	14.3%	15.2%	15.8%
BMW/MINI	13.4%	11.7%	13.2%	12.0%
Honda/Acura	9.1%	8.9%	8.5%	8.5%
Mercedes-Benz/Sprinter/smart	7.1%	7.6%	8.3%	8.5%
Chevrolet/GMC/Buick	7.6%	8.8%	7.3%	8.3%
Ford/Lincoln	6.9%	7.1%	6.8%	6.8%
Hyundai/Kia/Genesis	5.9%	5.6%	5.7%	5.4%
Jaguar/Land Rover	1.8%	2.2%	2.7%	2.6%
Nissan	1.9%	2.1%	1.8%	2.0%
Subaru	1.9%	2.2%	1.7%	2.5%
Chrysler/Dodge/Jeep/RAM/Citroën/Leapmotor	1.0%	1.6%	1.2%	1.7%
Mazda	1.2%	1.1%	1.0%	1.1%
Other	0.1%	0.1%	0.1%	0.1%
	100.0%	100.0%	100.0%	100.0%

	June 30, 2026	December 31, 2025	June 30, 2025
DAYS’ SUPPLY IN INVENTORY (1):
Consolidated
New vehicle inventory	49	46	43
Used vehicle inventory	36	36	35
U.S.
New vehicle inventory	54	44	48
Used vehicle inventory	32	29	31
U.K.
New vehicle inventory	36	52	32
Used vehicle inventory	43	55	43
(1) Days’ supply in inventory is calculated based on inventory unit levels and 30-day total unit sales volumes, both at the end of each reporting period.

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,606.1	$2,735.5	$(129.3)	(4.7)%	$2.0	(4.8)%
Used vehicle retail sales	1,718.3	1,848.2	(129.9)	(7.0)%	3.1	(7.2)%
Used vehicle wholesale sales	151.5	163.8	(12.3)	(7.5)%	0.3	(7.7)%
Total used	1,869.8	2,012.0	(142.2)	(7.1)%	3.4	(7.2)%
Parts and service sales	692.4	718.4	(26.0)	(3.6)%	0.7	(3.7)%
F&I, net	216.8	237.8	(21.0)	(8.8)%	0.2	(8.9)%
Total revenues	$5,385.1	$5,703.5	$(318.5)	(5.6)%	$6.2	(5.7)%
Gross profit:
New vehicle retail sales	$173.6	$198.4	$(24.8)	(12.5)%	$—	(12.5)%
Used vehicle retail sales	81.9	96.4	(14.5)	(15.0)%	0.1	(15.2)%
Used vehicle wholesale sales	(0.7)	0.5	(1.2)	NM	—	NM
Total used	81.2	96.9	(15.7)	(16.2)%	0.1	(16.4)%
Parts and service sales	389.0	402.8	(13.8)	(3.4)%	0.3	(3.5)%
F&I, net	216.8	237.8	(21.0)	(8.8)%	0.2	(8.9)%
Total gross profit	$860.6	$935.8	$(75.2)	(8.0)%	$0.7	(8.1)%
Gross margin:
New vehicle retail sales	6.7%	7.3%	(0.6)%
Used vehicle retail sales	4.8%	5.2%	(0.4)%
Used vehicle wholesale sales	(0.5)%	0.3%	(0.8)%
Total used	4.3%	4.8%	(0.5)%
Parts and service sales	56.2%	56.1%	0.1%
Total gross margin	16.0%	16.4%	(0.4)%
Units sold:
Retail new vehicles sold (1)	53,335	55,763	(2,428)	(4.4)%
Retail used vehicles sold (1)	53,469	60,240	(6,771)	(11.2)%
Wholesale used vehicles sold	15,315	17,030	(1,715)	(10.1)%
Total used	68,784	77,270	(8,486)	(11.0)%
Average sales price per unit sold:
New vehicle retail (1)	$51,726	$50,557	$1,169	2.3%	$39	2.2%
Used vehicle retail (1)	$32,195	$30,713	$1,482	4.8%	$57	4.6%
Gross profit per unit sold:
New vehicle retail sales	$3,254	$3,557	$(303)	(8.5)%	$1	(8.5)%
Used vehicle retail sales	$1,532	$1,600	$(69)	(4.3)%	$3	(4.5)%
Used vehicle wholesale sales	$(47)	$29	$(76)	NM	$(2)	NM
Total used	$1,180	$1,254	$(74)	(5.9)%	$2	(6.0)%
F&I PRU	$2,030	$2,050	$(20)	(1.0)%	$2	(1.0)%
Other:
SG&A expenses	$623.5	$646.1	$(22.6)	(3.5)%	$0.8	(3.6)%
Adjusted SG&A expenses (2)	$609.3	$642.5	$(33.2)	(5.2)%	$0.8	(5.3)%
SG&A as % gross profit	72.4%	69.0%	3.4%
Adjusted SG&A as % gross profit (2)	70.8%	68.7%	2.1%
Operating margin %	3.8%	4.4%	(0.7)%
Adjusted operating margin % (2)	4.1%	4.7%	(0.5)%
Pretax margin %	2.5%	3.2%	(0.7)%
Adjusted pretax margin % (2)	2.8%	3.4%	(0.6)%
Floorplan expense:
Floorplan interest expense	$22.0	$26.4	$(4.4)	(16.7)%	$—	(16.8)%
Less: Floorplan assistance (3)	21.9	22.6	(0.7)	(3.0)%	—	(3.0)%
Net floorplan expense	$0.1	$3.8	$(3.7)		$—
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reported Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$5,168.5	$5,415.4	$(246.9)	(4.6)%	$41.3	(5.3)%
Used vehicle retail sales	3,493.2	3,603.6	(110.4)	(3.1)%	44.2	(4.3)%
Used vehicle wholesale sales	300.9	315.4	(14.4)	(4.6)%	3.7	(5.7)%
Total used	3,794.2	3,919.0	(124.8)	(3.2)%	47.8	(4.4)%
Parts and service sales	1,396.8	1,410.4	(13.6)	(1.0)%	12.1	(1.8)%
F&I, net	432.7	464.0	(31.3)	(6.7)%	2.8	(7.3)%
Total revenues	$10,792.2	$11,208.8	$(416.7)	(3.7)%	$103.9	(4.6)%
Gross profit:
New vehicle retail sales	$346.3	$388.0	$(41.7)	(10.8)%	$3.2	(11.6)%
Used vehicle retail sales	169.6	189.9	(20.3)	(10.7)%	2.0	(11.7)%
Used vehicle wholesale sales	0.8	2.0	(1.2)	(60.4)%	(0.1)	(53.7)%
Total used	170.5	192.0	(21.5)	(11.2)%	1.8	(12.2)%
Parts and service sales	789.1	783.8	5.3	0.7%	6.8	(0.2)%
F&I, net	432.7	464.0	(31.3)	(6.7)%	2.8	(7.3)%
Total gross profit	$1,738.4	$1,827.7	$(89.3)	(4.9)%	$14.6	(5.7)%
Gross margin:
New vehicle retail sales	6.7%	7.2%	(0.5)%
Used vehicle retail sales	4.9%	5.3%	(0.4)%
Used vehicle wholesale sales	0.3%	0.6%	(0.4)%
Total used	4.5%	4.9%	(0.4)%
Parts and service sales	56.5%	55.6%	0.9%
Total gross margin	16.1%	16.3%	(0.2)%
Units sold:
Retail new vehicles sold (1)	105,733	111,862	(6,129)	(5.5)%
Retail used vehicles sold (1)	110,454	119,858	(9,404)	(7.8)%
Wholesale used vehicles sold	30,717	33,384	(2,667)	(8.0)%
Total used	141,171	153,242	(12,071)	(7.9)%
Average sales price per unit sold:
New vehicle retail (1)	$52,065	$50,210	$1,855	3.7%	$411	2.9%
Used vehicle retail (1)	$31,684	$30,084	$1,600	5.3%	$401	4.0%
Gross profit per unit sold:
New vehicle retail sales	$3,275	$3,469	$(194)	(5.6)%	$30	(6.5)%
Used vehicle retail sales	$1,536	$1,585	$(49)	(3.1)%	$18	(4.2)%
Used vehicle wholesale sales	$26	$61	$(35)	(57.0)%	$(4)	(49.6)%
Total used	$1,207	$1,253	$(45)	(3.6)%	$13	(4.7)%
F&I PRU	$2,001	$2,002	$(1)	—%	$13	(0.7)%
Adjusted F&I PRU (2)	$2,033	$2,002	$31	1.5%	$13	0.9%
Other:
SG&A expenses	$1,224.1	$1,263.4	$(39.3)	(3.1)%	$12.8	(4.1)%
Adjusted SG&A expenses (2)	$1,252.7	$1,262.8	$(10.1)	(0.8)%	$12.6	(1.8)%
SG&A as % gross profit	70.4%	69.1%	1.3%
Adjusted SG&A as % gross profit (2)	71.8%	69.1%	2.7%
Operating margin %	4.1%	4.3%	(0.2)%
Adjusted operating margin % (2)	4.0%	4.5%	(0.5)%
Pretax margin %	2.8%	3.1%	(0.3)%
Adjusted pretax margin % (2)	2.7%	3.3%	(0.6)%
Floorplan expense:
Floorplan interest expense	$45.3	$53.3	$(8.0)	(15.0)%	$0.5	(16.0)%
Less: Floorplan assistance (3)	42.0	43.0	(1.0)	(2.4)%	—	(2.4)%
Net floorplan expense	$3.3	$10.3	$(7.0)		$0.5
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
(3) Floorplan assistance is included within New vehicle retail Gross profit above and New vehicle retail Cost of sales in our Condensed Consolidated Statements of Operations.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$2,023.0	$2,132.9	$(109.9)	(5.2)%
Used vehicle retail sales	1,112.8	1,203.2	(90.4)	(7.5)%
Used vehicle wholesale sales	87.7	86.5	1.2	1.4%
Total used	1,200.5	1,289.7	(89.2)	(6.9)%
Parts and service sales	531.0	555.5	(24.5)	(4.4)%
F&I, net	178.8	199.0	(20.2)	(10.1)%
Total revenues	$3,933.4	$4,177.2	$(243.8)	(5.8)%
Gross profit:
New vehicle retail sales	$125.7	$150.5	$(24.8)	(16.5)%
Used vehicle retail sales	56.3	68.6	(12.4)	(18.0)%
Used vehicle wholesale sales	2.5	2.5	—	(0.9)%
Total used	58.7	71.1	(12.4)	(17.4)%
Parts and service sales	295.2	308.1	(12.9)	(4.2)%
F&I, net	178.8	199.0	(20.2)	(10.1)%
Total gross profit	$658.5	$728.7	$(70.2)	(9.6)%
Gross margin:
New vehicle retail sales	6.2%	7.1%	(0.8)%
Used vehicle retail sales	5.1%	5.7%	(0.6)%
Used vehicle wholesale sales	2.8%	2.9%	(0.1)%
Total used	4.9%	5.5%	(0.6)%
Parts and service sales	55.6%	55.5%	0.1%
Total gross margin	16.7%	17.4%	(0.7)%
Units sold:
Retail new vehicles sold	38,549	41,067	(2,518)	(6.1)%
Retail used vehicles sold	34,261	39,665	(5,404)	(13.6)%
Wholesale used vehicles sold	9,012	9,661	(649)	(6.7)%
Total used	43,273	49,326	(6,053)	(12.3)%
Average sales price per unit sold:
New vehicle retail	$52,479	$51,938	$541	1.0%
Used vehicle retail	$32,481	$30,335	$2,146	7.1%
Gross profit per unit sold:
New vehicle retail sales	$3,260	$3,664	$(404)	(11.0)%
Used vehicle retail sales	$1,642	$1,730	$(88)	(5.1)%
Used vehicle wholesale sales	$275	$259	$16	6.2%
Total used	$1,358	$1,442	$(85)	(5.9)%
F&I PRU	$2,456	$2,465	$(9)	(0.4)%
Other:
SG&A expenses	$444.3	$471.6	$(27.2)	(5.8)%
Adjusted SG&A expenses (1)	$437.5	$468.0	$(30.5)	(6.5)%
SG&A as % gross profit	67.5%	64.7%	2.8%
Adjusted SG&A as % gross profit (1)	66.4%	64.2%	2.2%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$3,875.0	$4,101.6	$(226.6)	(5.5)%
Used vehicle retail sales	2,230.4	2,347.6	(117.2)	(5.0)%
Used vehicle wholesale sales	182.2	178.5	3.8	2.1%
Total used	2,412.6	2,526.0	(113.5)	(4.5)%
Parts and service sales	1,058.2	1,086.8	(28.6)	(2.6)%
F&I, net	351.4	384.5	(33.1)	(8.6)%
Total revenues	$7,697.2	$8,098.9	$(401.7)	(5.0)%
Gross profit:
New vehicle retail sales	$240.5	$281.1	$(40.6)	(14.4)%
Used vehicle retail sales	115.8	134.4	(18.6)	(13.8)%
Used vehicle wholesale sales	5.2	5.1	0.2	3.1%
Total used	121.1	139.5	(18.4)	(13.2)%
Parts and service sales	592.7	598.6	(5.9)	(1.0)%
F&I, net	351.4	384.5	(33.1)	(8.6)%
Total gross profit	$1,305.7	$1,403.7	$(98.0)	(7.0)%
Gross margin:
New vehicle retail sales	6.2%	6.9%	(0.6)%
Used vehicle retail sales	5.2%	5.7%	(0.5)%
Used vehicle wholesale sales	2.9%	2.8%	—%
Total used	5.0%	5.5%	(0.5)%
Parts and service sales	56.0%	55.1%	0.9%
Total gross margin	17.0%	17.3%	(0.4)%
Units sold:
Retail new vehicles sold	73,215	78,902	(5,687)	(7.2)%
Retail used vehicles sold	70,358	78,278	(7,920)	(10.1)%
Wholesale used vehicles sold	18,880	19,878	(998)	(5.0)%
Total used	89,238	98,156	(8,918)	(9.1)%
Average sales price per unit sold:
New vehicle retail	$52,926	$51,984	$943	1.8%
Used vehicle retail	$31,700	$29,990	$1,710	5.7%
Gross profit per unit sold:
New vehicle retail sales	$3,285	$3,563	$(277)	(7.8)%
Used vehicle retail sales	$1,646	$1,717	$(71)	(4.1)%
Used vehicle wholesale sales	$277	$255	$22	8.6%
Total used	$1,356	$1,421	$(65)	(4.5)%
F&I PRU	$2,447	$2,446	$1	0.1%
Adjusted F&I PRU (1)	$2,495	$2,446	$49	2.0%
Other:
SG&A expenses	$862.5	$919.0	$(56.5)	(6.1)%
Adjusted SG&A expenses (1)	$898.9	$919.4	$(20.5)	(2.2)%
SG&A as % gross profit	66.1%	65.5%	0.6%
Adjusted SG&A as % gross profit (1)	68.5%	65.5%	3.0%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$583.1	$602.5	$(19.4)	(3.2)%	$2.0	(3.6)%
Used vehicle retail sales	605.5	645.0	(39.5)	(6.1)%	3.1	(6.6)%
Used vehicle wholesale sales	63.8	77.3	(13.5)	(17.4)%	0.3	(17.8)%
Total used	669.3	722.2	(53.0)	(7.3)%	3.4	(7.8)%
Parts and service sales	161.3	162.8	(1.5)	(0.9)%	0.7	(1.3)%
F&I, net	38.0	38.8	(0.8)	(2.0)%	0.2	(2.4)%
Total revenues	$1,451.7	$1,526.4	$(74.7)	(4.9)%	$6.2	(5.3)%
Gross profit:
New vehicle retail sales	$47.9	$47.9	$—	—%	$—	—%
Used vehicle retail sales	25.6	27.8	(2.1)	(7.7)%	0.1	(8.2)%
Used vehicle wholesale sales	(3.2)	(2.0)	(1.2)	(59.7)%	—	(58.5)%
Total used	22.4	25.8	(3.3)	(12.9)%	0.1	(13.4)%
Parts and service sales	93.8	94.7	(0.9)	(0.9)%	0.3	(1.3)%
F&I, net	38.0	38.8	(0.8)	(2.0)%	0.2	(2.4)%
Total gross profit	$202.1	$207.1	$(5.0)	(2.4)%	$0.7	(2.7)%
Gross margin:
New vehicle retail sales	8.2%	7.9%	0.3%
Used vehicle retail sales	4.2%	4.3%	(0.1)%
Used vehicle wholesale sales	(5.0)%	(2.6)%	(2.4)%
Total used	3.4%	3.6%	(0.2)%
Parts and service sales	58.1%	58.1%	—%
Total gross margin	13.9%	13.6%	0.4%
Units sold:
Retail new vehicles sold (1)	14,786	14,696	90	0.6%
Retail used vehicles sold (1)	19,208	20,575	(1,367)	(6.6)%
Wholesale used vehicles sold	6,303	7,369	(1,066)	(14.5)%
Total used	25,511	27,944	(2,433)	(8.7)%
Average sales price per unit sold:
New vehicle retail (1)	$49,235	$46,163	$3,072	6.7%	$168	6.3%
Used vehicle retail (1)	$31,683	$31,444	$239	0.8%	$160	0.3%
Gross profit per unit sold:
New vehicle retail sales	$3,240	$3,259	$(19)	(0.6)%	$2	(0.7)%
Used vehicle retail sales	$1,335	$1,350	$(15)	(1.1)%	$8	(1.7)%
Used vehicle wholesale sales	$(508)	$(272)	$(236)	(86.7)%	$(4)	(85.3)%
Total used	$879	$922	$(42)	(4.6)%	$5	(5.1)%
F&I PRU	$1,118	$1,099	$18	1.7%	$5	1.2%
Other:
SG&A expenses	$179.2	$174.5	$4.6	2.7%	$0.8	2.2%
Adjusted SG&A expenses (2)	$171.8	$174.5	$(2.7)	(1.5)%	$0.8	(2.0)%
SG&A as % gross profit	88.7%	84.3%	4.4%
Adjusted SG&A as % gross profit (2)	85.0%	84.3%	0.8%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Reported Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,293.5	$1,313.8	$(20.3)	(1.5)%	$41.3	(4.7)%
Used vehicle retail sales	1,262.9	1,256.0	6.8	0.5%	44.2	(3.0)%
Used vehicle wholesale sales	118.7	136.9	(18.2)	(13.3)%	3.7	(15.9)%
Total used	1,381.6	1,392.9	(11.4)	(0.8)%	47.8	(4.2)%
Parts and service sales	338.6	323.7	14.9	4.6%	12.1	0.9%
F&I, net	81.3	79.5	1.8	2.2%	2.8	(1.3)%
Total revenues	$3,094.9	$3,109.9	$(14.9)	(0.5)%	$103.9	(3.8)%
Gross profit:
New vehicle retail sales	$105.7	$106.9	$(1.2)	(1.1)%	$3.2	(4.1)%
Used vehicle retail sales	53.8	55.5	(1.7)	(3.1)%	2.0	(6.6)%
Used vehicle wholesale sales	(4.4)	(3.1)	(1.4)	(45.3)%	(0.1)	(40.8)%
Total used	49.4	52.5	(3.1)	(5.9)%	1.8	(9.4)%
Parts and service sales	196.3	185.1	11.2	6.0%	6.8	2.4%
F&I, net	81.3	79.5	1.8	2.2%	2.8	(1.3)%
Total gross profit	$432.7	$424.0	$8.7	2.0%	$14.6	(1.4)%
Gross margin:
New vehicle retail sales	8.2%	8.1%	—%
Used vehicle retail sales	4.3%	4.4%	(0.2)%
Used vehicle wholesale sales	(3.7)%	(2.2)%	(1.5)%
Total used	3.6%	3.8%	(0.2)%
Parts and service sales	58.0%	57.2%	0.8%
Total gross margin	14.0%	13.6%	0.3%
Units sold:
Retail new vehicles sold (1)	32,518	32,960	(442)	(1.3)%
Retail used vehicles sold (1)	40,096	41,580	(1,484)	(3.6)%
Wholesale used vehicles sold	11,837	13,506	(1,669)	(12.4)%
Total used	51,933	55,086	(3,153)	(5.7)%
Average sales price per unit sold:
New vehicle retail (1)	$49,607	$45,327	$4,280	9.4%	$1,585	5.9%
Used vehicle retail (1)	$31,656	$30,261	$1,394	4.6%	$1,108	0.9%
Gross profit per unit sold:
New vehicle retail sales	$3,251	$3,243	$8	0.2%	$99	(2.8)%
Used vehicle retail sales	$1,343	$1,336	$7	0.5%	$49	(3.2)%
Used vehicle wholesale sales	$(375)	$(226)	$(149)	(65.8)%	$(12)	(60.6)%
Total used	$951	$953	$(2)	(0.2)%	$35	(3.9)%
F&I PRU	$1,120	$1,067	$53	4.9%	$38	1.4%
Other:
SG&A expenses	$361.5	$344.3	$17.2	5.0%	$12.8	1.3%
Adjusted SG&A expenses (2)	$353.9	$343.4	$10.5	3.1%	$12.6	(0.6)%
SG&A as % gross profit	83.5%	81.2%	2.3%
Adjusted SG&A as % gross profit (2)	81.8%	81.0%	0.8%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$2,522.0	$2,590.6	$(68.6)	(2.6)%	$2.0	(2.7)%
Used vehicle retail sales	1,657.9	1,754.9	(96.9)	(5.5)%	3.1	(5.7)%
Used vehicle wholesale sales	138.2	146.8	(8.6)	(5.9)%	0.3	(6.1)%
Total used	1,796.1	1,901.7	(105.5)	(5.5)%	3.4	(5.7)%
Parts and service sales	673.3	659.4	13.9	2.1%	0.7	2.0%
F&I, net	211.7	229.0	(17.3)	(7.5)%	0.2	(7.6)%
Total revenues	$5,203.1	$5,380.7	$(177.6)	(3.3)%	$6.2	(3.4)%
Gross profit:
New vehicle retail sales	$167.6	$189.5	$(21.9)	(11.5)%	$—	(11.6)%
Used vehicle retail sales	79.6	93.2	(13.6)	(14.6)%	0.1	(14.7)%
Used vehicle wholesale sales	(0.2)	1.1	(1.4)	(119.6)%	—	(116.6)%
Total used	79.4	94.3	(15.0)	(15.9)%	0.1	(16.0)%
Parts and service sales	377.2	377.7	(0.6)	(0.2)%	0.3	(0.2)%
F&I, net	211.7	229.0	(17.3)	(7.5)%	0.2	(7.6)%
Total gross profit	$835.9	$890.5	$(54.7)	(6.1)%	$0.7	(6.2)%
Gross margin:
New vehicle retail sales	6.6%	7.3%	(0.7)%
Used vehicle retail sales	4.8%	5.3%	(0.5)%
Used vehicle wholesale sales	(0.2)%	0.8%	(0.9)%
Total used	4.4%	5.0%	(0.5)%
Parts and service sales	56.0%	57.3%	(1.3)%
Total gross margin	16.1%	16.6%	(0.5)%
Units sold:
Retail new vehicles sold (1)	51,840	53,315	(1,475)	(2.8)%
Retail used vehicles sold (1)	51,907	57,534	(5,627)	(9.8)%
Wholesale used vehicles sold	14,734	15,938	(1,204)	(7.6)%
Total used	66,641	73,472	(6,831)	(9.3)%
Average sales price per unit sold:
New vehicle retail (1)	$51,586	$50,114	$1,472	2.9%	$41	2.9%
Used vehicle retail (1)	$32,001	$30,528	$1,473	4.8%	$59	4.6%
Gross profit per unit sold:
New vehicle retail sales	$3,233	$3,554	$(321)	(9.0)%	$1	(9.0)%
Used vehicle retail sales	$1,534	$1,620	$(86)	(5.3)%	$3	(5.5)%
Used vehicle wholesale sales	$(15)	$71	$(86)	(121.2)%	$(2)	(118.0)%
Total used	$1,191	$1,284	$(93)	(7.2)%	$2	(7.4)%
F&I PRU	$2,041	$2,066	$(25)	(1.2)%	$2	(1.3)%
Other:
SG&A expenses	$593.8	$605.0	$(11.2)	(1.9)%	$0.8	(2.0)%
Adjusted SG&A expenses (2)	$586.2	$602.1	$(15.8)	(2.6)%	$0.8	(2.8)%
SG&A as % gross profit	71.0%	67.9%	3.1%
Adjusted SG&A as % gross profit (2)	70.1%	67.6%	2.5%
Operating margin %	4.1%	4.8%	(0.7)%
Adjusted operating margin % (2)	4.3%	4.9%	(0.6)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — Consolidated
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$4,984.4	$5,159.8	$(175.3)	(3.4)%	$40.5	(4.2)%
Used vehicle retail sales	3,366.2	3,440.3	(74.1)	(2.2)%	43.8	(3.4)%
Used vehicle wholesale sales	279.0	284.9	(6.0)	(2.1)%	3.2	(3.2)%
Total used	3,645.2	3,725.2	(80.1)	(2.1)%	46.9	(3.4)%
Parts and service sales	1,350.6	1,307.3	43.3	3.3%	11.9	2.4%
F&I, net	420.5	448.4	(28.0)	(6.2)%	2.7	(6.8)%
Total revenues	$10,400.7	$10,640.8	$(240.1)	(2.3)%	$102.1	(3.2)%
Gross profit:
New vehicle retail sales	$332.2	$371.9	$(39.7)	(10.7)%	$3.2	(11.5)%
Used vehicle retail sales	164.7	183.0	(18.2)	(10.0)%	1.9	(11.0)%
Used vehicle wholesale sales	1.6	3.2	(1.6)	(49.6)%	(0.1)	(46.2)%
Total used	166.3	186.2	(19.8)	(10.6)%	1.8	(11.6)%
Parts and service sales	761.6	740.6	21.0	2.8%	6.6	1.9%
F&I, net	420.5	448.4	(28.0)	(6.2)%	2.7	(6.8)%
Total gross profit	$1,680.5	$1,747.0	$(66.5)	(3.8)%	$14.3	(4.6)%
Gross margin:
New vehicle retail sales	6.7%	7.2%	(0.5)%
Used vehicle retail sales	4.9%	5.3%	(0.4)%
Used vehicle wholesale sales	0.6%	1.1%	(0.5)%
Total used	4.6%	5.0%	(0.4)%
Parts and service sales	56.4%	56.6%	(0.3)%
Total gross margin	16.2%	16.4%	(0.3)%
Units sold:
Retail new vehicles sold (1)	102,652	106,940	(4,288)	(4.0)%
Retail used vehicles sold (1)	107,035	114,689	(7,654)	(6.7)%
Wholesale used vehicles sold	29,573	31,212	(1,639)	(5.3)%
Total used	136,608	145,901	(9,293)	(6.4)%
Average sales price per unit sold:
New vehicle retail (1)	$51,818	$50,032	$1,787	3.6%	$417	2.7%
Used vehicle retail (1)	$31,509	$30,013	$1,497	5.0%	$410	3.6%
Gross profit per unit sold:
New vehicle retail sales	$3,236	$3,477	$(242)	(6.9)%	$31	(7.8)%
Used vehicle retail sales	$1,539	$1,595	$(56)	(3.5)%	$18	(4.6)%
Used vehicle wholesale sales	$54	$102	$(48)	(46.8)%	$(4)	(43.2)%
Total used	$1,218	$1,276	$(58)	(4.6)%	$13	(5.6)%
F&I PRU	$2,005	$2,023	$(18)	(0.9)%	$13	(1.5)%
Adjusted F&I PRU (2)	$2,038	$2,023	$14	0.7%	$13	0.1%
Other:
SG&A expenses	$1,209.2	$1,200.0	$9.3	0.8%	$12.2	(0.2)%
Adjusted SG&A expenses (2)	$1,200.7	$1,192.3	$8.4	0.7%	$12.1	(0.3)%
SG&A as % gross profit	72.0%	68.7%	3.3%
Adjusted SG&A as % gross profit (2)	71.2%	68.2%	2.9%
Operating margin %	3.9%	4.6%	(0.7)%
Adjusted operating margin % (2)	4.1%	4.7%	(0.6)%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$1,962.8	$2,035.4	$(72.6)	(3.6)%
Used vehicle retail sales	1,065.2	1,161.7	(96.5)	(8.3)%
Used vehicle wholesale sales	83.1	77.3	5.8	7.5%
Total used	1,148.3	1,239.1	(90.8)	(7.3)%
Parts and service sales	516.5	510.1	6.4	1.3%
F&I, net	174.6	193.4	(18.8)	(9.7)%
Total revenues	$3,802.2	$3,977.9	$(175.7)	(4.4)%
Gross profit:
New vehicle retail sales	$121.0	$145.0	$(24.0)	(16.5)%
Used vehicle retail sales	54.6	66.6	(12.0)	(18.1)%
Used vehicle wholesale sales	2.6	2.3	0.3	11.8%
Total used	57.2	68.9	(11.8)	(17.1)%
Parts and service sales	286.2	290.1	(4.0)	(1.4)%
F&I, net	174.6	193.4	(18.8)	(9.7)%
Total gross profit	$639.0	$697.5	$(58.5)	(8.4)%
Gross margin:
New vehicle retail sales	6.2%	7.1%	(1.0)%
Used vehicle retail sales	5.1%	5.7%	(0.6)%
Used vehicle wholesale sales	3.1%	3.0%	0.1%
Total used	5.0%	5.6%	(0.6)%
Parts and service sales	55.4%	56.9%	(1.5)%
Total gross margin	16.8%	17.5%	(0.7)%
Units sold:
Retail new vehicles sold	37,578	39,594	(2,016)	(5.1)%
Retail used vehicles sold	33,060	38,431	(5,371)	(14.0)%
Wholesale used vehicles sold	8,714	9,219	(505)	(5.5)%
Total used	41,774	47,650	(5,876)	(12.3)%
Average sales price per unit sold:
New vehicle retail	$52,232	$51,407	$825	1.6%
Used vehicle retail	$32,220	$30,229	$1,991	6.6%
Gross profit per unit sold:
New vehicle retail sales	$3,221	$3,662	$(441)	(12.0)%
Used vehicle retail sales	$1,651	$1,733	$(83)	(4.8)%
Used vehicle wholesale sales	$299	$253	$46	18.2%
Total used	$1,369	$1,447	$(78)	(5.4)%
F&I PRU	$2,471	$2,478	$(7)	(0.3)%
Other:
SG&A expenses	$429.4	$446.1	$(16.7)	(3.7)%
Adjusted SG&A expenses (1)	$422.6	$443.3	$(20.7)	(4.7)%
SG&A as % gross profit	67.2%	64.0%	3.2%
Adjusted SG&A as % gross profit (1)	66.1%	63.6%	2.6%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.S.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2026	2025	Increase/(Decrease)	% Change
Revenues:
New vehicle retail sales	$3,727.2	$3,934.2	$(207.0)	(5.3)%
Used vehicle retail sales	2,125.7	2,275.4	(149.7)	(6.6)%
Used vehicle wholesale sales	172.7	162.4	10.4	6.4%
Total used	2,298.4	2,437.8	(139.4)	(5.7)%
Parts and service sales	1,020.8	1,008.8	12.0	1.2%
F&I, net	340.5	374.7	(34.2)	(9.1)%
Total revenues	$7,386.9	$7,755.5	$(368.6)	(4.8)%
Gross profit:
New vehicle retail sales	$228.9	$272.1	$(43.1)	(15.9)%
Used vehicle retail sales	111.9	131.1	(19.1)	(14.6)%
Used vehicle wholesale sales	5.3	4.8	0.6	11.9%
Total used	117.3	135.8	(18.6)	(13.7)%
Parts and service sales	570.2	569.0	1.1	0.2%
F&I, net	340.5	374.7	(34.2)	(9.1)%
Total gross profit	$1,256.8	$1,351.6	$(94.8)	(7.0)%
Gross margin:
New vehicle retail sales	6.1%	6.9%	(0.8)%
Used vehicle retail sales	5.3%	5.8%	(0.5)%
Used vehicle wholesale sales	3.1%	2.9%	0.2%
Total used	5.1%	5.6%	(0.5)%
Parts and service sales	55.9%	56.4%	(0.5)%
Total gross margin	17.0%	17.4%	(0.4)%
Units sold:
Retail new vehicles sold	70,982	76,184	(5,202)	(6.8)%
Retail used vehicles sold	67,644	75,997	(8,353)	(11.0)%
Wholesale used vehicles sold	18,220	19,008	(788)	(4.1)%
Total used	85,864	95,005	(9,141)	(9.6)%
Average sales price per unit sold:
New vehicle retail	$52,509	$51,640	$868	1.7%
Used vehicle retail	$31,425	$29,941	$1,484	5.0%
Gross profit per unit sold:
New vehicle retail sales	$3,225	$3,571	$(346)	(9.7)%
Used vehicle retail sales	$1,655	$1,725	$(70)	(4.0)%
Used vehicle wholesale sales	$293	$251	$42	16.8%
Total used	$1,366	$1,430	$(64)	(4.5)%
F&I PRU	$2,456	$2,462	$(6)	(0.2)%
Adjusted F&I PRU (1)	$2,505	$2,462	$43	1.8%
Other:
SG&A expenses	$870.3	$884.5	$(14.2)	(1.6)%
Adjusted SG&A expenses (1)	$862.5	$877.8	$(15.3)	(1.7)%
SG&A as % gross profit	69.2%	65.4%	3.8%
Adjusted SG&A as % gross profit (1)	68.3%	64.9%	3.3%
(1) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$559.2	$555.2	$4.0	0.7%	$2.0	0.4%
Used vehicle retail sales	592.7	593.1	(0.4)	(0.1)%	3.1	(0.6)%
Used vehicle wholesale sales	55.1	69.5	(14.4)	(20.7)%	0.3	(21.1)%
Total used	647.8	662.6	(14.8)	(2.2)%	3.4	(2.7)%
Parts and service sales	156.8	149.4	7.4	5.0%	0.7	4.5%
F&I, net	37.2	35.6	1.5	4.2%	0.2	3.8%
Total revenues	$1,401.0	$1,402.8	$(1.8)	(0.1)%	$6.2	(0.6)%
Gross profit:
New vehicle retail sales	$46.5	$44.4	$2.1	4.7%	$—	4.6%
Used vehicle retail sales	25.0	26.6	(1.6)	(5.9)%	0.1	(6.4)%
Used vehicle wholesale sales	(2.8)	(1.2)	(1.6)	(137.2)%	—	(134.4)%
Total used	22.2	25.4	(3.2)	(12.6)%	0.1	(13.0)%
Parts and service sales	91.0	87.6	3.4	3.9%	0.3	3.5%
F&I, net	37.2	35.6	1.5	4.2%	0.2	3.8%
Total gross profit	$196.9	$193.1	$3.8	2.0%	$0.7	1.6%
Gross margin:
New vehicle retail sales	8.3%	8.0%	0.3%
Used vehicle retail sales	4.2%	4.5%	(0.3)%
Used vehicle wholesale sales	(5.1)%	(1.7)%	(3.4)%
Total used	3.4%	3.8%	(0.4)%
Parts and service sales	58.0%	58.7%	(0.6)%
Total gross margin	14.1%	13.8%	0.3%
Units sold:
Retail new vehicles sold (1)	14,262	13,721	541	3.9%
Retail used vehicles sold (1)	18,847	19,103	(256)	(1.3)%
Wholesale used vehicles sold	6,020	6,719	(699)	(10.4)%
Total used	24,867	25,822	(955)	(3.7)%
Average sales price per unit sold:
New vehicle retail (1)	$49,404	$45,837	$3,567	7.8%	$180	7.4%
Used vehicle retail (1)	$31,614	$31,130	$484	1.6%	$164	1.0%
Gross profit per unit sold:
New vehicle retail sales	$3,263	$3,239	$24	0.7%	$3	0.6%
Used vehicle retail sales	$1,328	$1,392	$(64)	(4.6)%	$8	(5.1)%
Used vehicle wholesale sales	$(469)	$(177)	$(292)	NM	$(6)	NM
Total used	$893	$983	$(91)	(9.2)%	$5	(9.7)%
F&I PRU	$1,122	$1,086	$36	3.4%	$5	2.9%
Other:
SG&A expenses	$164.3	$158.8	$5.5	3.5%	$0.8	3.0%
Adjusted SG&A expenses (2)	$163.6	$158.8	$4.8	3.0%	$0.8	2.5%
SG&A as % gross profit	83.5%	82.2%	1.2%
Adjusted SG&A as % gross profit (2)	83.1%	82.2%	0.9%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Same Store Operating Data — U.K.
(Unaudited)
(In millions, except unit data)

	Six Months Ended June 30,
	2026	2025	Increase/ (Decrease)	% Change	Currency Impact on Current Period Results	Constant Currency % Change
Revenues:
New vehicle retail sales	$1,257.2	$1,225.6	$31.6	2.6%	$40.5	(0.7)%
Used vehicle retail sales	1,240.5	1,164.9	75.6	6.5%	43.8	2.7%
Used vehicle wholesale sales	106.2	122.6	(16.3)	(13.3)%	3.2	(16.0)%
Total used	1,346.7	1,287.4	59.3	4.6%	46.9	1.0%
Parts and service sales	329.8	298.5	31.3	10.5%	11.9	6.5%
F&I, net	80.0	73.7	6.2	8.5%	2.7	4.7%
Total revenues	$3,013.8	$2,885.3	$128.5	4.5%	$102.1	0.9%
Gross profit:
New vehicle retail sales	$103.3	$99.8	$3.4	3.4%	$3.2	0.3%
Used vehicle retail sales	52.8	51.9	0.9	1.7%	1.9	(1.9)%
Used vehicle wholesale sales	(3.7)	(1.6)	(2.2)	(136.4)%	(0.1)	(129.6)%
Total used	49.1	50.3	(1.3)	(2.5)%	1.8	(6.0)%
Parts and service sales	191.4	171.5	19.9	11.6%	6.6	7.7%
F&I, net	80.0	73.7	6.2	8.5%	2.7	4.7%
Total gross profit	$423.7	$395.4	$28.3	7.1%	$14.3	3.5%
Gross margin:
New vehicle retail sales	8.2%	8.1%	0.1%
Used vehicle retail sales	4.3%	4.5%	(0.2)%
Used vehicle wholesale sales	(3.5)%	(1.3)%	(2.2)%
Total used	3.6%	3.9%	(0.3)%
Parts and service sales	58.0%	57.5%	0.6%
Total gross margin	14.1%	13.7%	0.4%
Units sold:
Retail new vehicles sold (1)	31,670	30,756	914	3.0%
Retail used vehicles sold (1)	39,391	38,692	699	1.8%
Wholesale used vehicles sold	11,353	12,204	(851)	(7.0)%
Total used	50,744	50,896	(152)	(0.3)%
Average sales price per unit sold:
New vehicle retail (1)	$49,842	$45,434	$4,407	9.7%	$1,609	6.2%
Used vehicle retail (1)	$31,654	$30,153	$1,501	5.0%	$1,118	1.3%
Gross profit per unit sold:
New vehicle retail sales	$3,260	$3,246	$15	0.4%	$100	(2.6)%
Used vehicle retail sales	$1,341	$1,342	$(1)	(0.1)%	$48	(3.7)%
Used vehicle wholesale sales	$(328)	$(129)	$(199)	NM	$(9)	(146.9)%
Total used	$967	$989	$(22)	(2.2)%	$35	(5.8)%
F&I PRU	$1,126	$1,062	$64	6.0%	$39	2.4%
Other:
SG&A expenses	$338.9	$315.5	$23.5	7.4%	$12.2	3.6%
Adjusted SG&A expenses (2)	$338.2	$314.5	$23.7	7.5%	$12.1	3.7%
SG&A as % gross profit	80.0%	79.8%	0.2%
Adjusted SG&A as % gross profit (2)	79.8%	79.5%	0.3%
(1) Retail new and used vehicle units sold include new and used vehicle agency units. The agency units and related revenues are excluded from the calculation of the average sales price per unit sold for new and used vehicles due to their net presentation within revenues. The agency units and related net revenues are included in the calculation of gross profit per unit sold.
(2) See the section in this release titled “Reconciliation of Certain Non-GAAP Financial Measures” for the GAAP to non-GAAP reconciliation of these figures.
NM — Not Meaningful

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30, 2026
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$623.5	$(2.8)	$(6.6)	$(2.7)	$—	$(0.3)	$(1.7)	$—	$609.3
Depreciation and amortization expense	$30.9	$—	$—	$—	$—	$—	$—	$(1.2)	$29.7
Asset impairments	$1.0	$—	$—	$—	$—	$—	$—	$(1.0)	$—
Restructuring charges	$2.1	$—	$—	$—	$(2.1)	$—	$—	$—	$—
Income from operations	$203.1	$2.8	$6.6	$2.7	$2.1	$0.3	$1.7	$2.2	$221.5

Income before income taxes	$134.4	$2.8	$6.6	$2.7	$2.1	$0.3	$1.7	$2.2	$152.9
Less: Provision for income taxes	31.4	0.7	3.7	0.6	0.5	0.1	0.4	0.5	38.0
Net income from continuing operations	103.0	2.1	2.9	2.0	1.6	0.3	1.3	1.7	114.9
Less: Earnings allocated to participating securities	1.0	—	—	—	—	—	—	—	1.1
Net income from continuing operations available to diluted common shares	$102.0	$2.1	$2.9	$2.0	$1.6	$0.2	$1.3	$1.7	$113.8

Diluted earnings per common share from continuing operations	$8.62	$0.18	$0.24	$0.17	$0.13	$0.02	$0.11	$0.14	$9.61

Effective tax rate	23.4%								24.8%

SG&A as % gross profit (1)	72.4%								70.8%
Operating margin (2)	3.8%								4.1%
Pretax margin (3)	2.5%								2.8%

Same Store SG&A expenses	$593.8	$(2.8)	$—	$(2.7)	$—	$(0.3)	$(1.7)	$—	$586.2
Same Store SG&A as % gross profit (1)	71.0%								70.1%

Same Store income from operations	$212.5	$2.8	$—	$2.7	$—	$0.3	$1.7	$1.2	$221.2
Same Store operating margin (2)	4.1%								4.3%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.3	$—	$0.3
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.3	$—	$0.3

Net income	$103.3	$11.9	$115.2
Less: Earnings allocated to participating securities	1.0	0.1	1.1
Net income available to diluted common shares	$102.3	$11.8	$114.1

Diluted earnings per common share from discontinued operations	$0.03	$—	$0.03
Diluted earnings per common share from continuing operations	8.62	1.00	9.61
Diluted earnings per common share	$8.64	$1.00	$9.64
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Three Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$646.1	$(1.4)	$(0.6)	$—	$(0.7)	$(0.8)	$—	$642.5
Depreciation and amortization expense	$28.7	$—	$—	$—	$—	$—	$(1.0)	$27.8
Asset impairments	$0.4	$—	$—	$—	$—	$—	$(0.4)	$—
Restructuring charges	$7.6	$—	$—	$(7.6)	$—	$—	$—	$—
Income from operations	$253.0	$1.4	$0.6	$7.6	$0.7	$0.8	$1.3	$265.5

Income before income taxes	$183.9	$1.4	$0.6	$7.6	$0.7	$0.8	$1.3	$196.4
Less: Provision for income taxes	44.0	0.3	0.5	1.2	0.2	0.2	0.3	46.8
Net income from continuing operations	139.8	1.1	0.1	6.5	0.6	0.6	1.0	149.6
Less: Earnings allocated to participating securities	1.6	—	—	0.1	—	—	—	1.7
Net income from continuing operations available to diluted common shares	$138.3	$1.1	$0.1	$6.4	$0.6	$0.6	$1.0	$147.9

Diluted earnings per common share from continuing operations	$10.77	$0.08	$0.01	$0.50	$0.04	$0.05	$0.08	$11.52

Effective tax rate	24.0%							23.8%

SG&A as % gross profit (1)	69.0%							68.7%
Operating margin (2)	4.4%							4.7%
Pretax margin (3)	3.2%							3.4%

Same Store SG&A expenses	$605.0	$(1.4)	$—	$—	$(0.7)	$(0.8)	$—	$602.1
Same Store SG&A as % gross profit (1)	67.9%							67.6%

Same Store income from operations	$258.3	$1.4	$—	$—	$0.7	$0.8	$1.3	$262.5
Same Store operating margin (2)	4.8%							4.9%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.7	$—	$0.7
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.7	$—	$0.7

Net income	$140.5	$9.8	$150.3
Less: Earnings allocated to participating securities	1.6	0.1	1.7
Net income available to diluted common shares	$139.0	$9.7	$148.6

Diluted earnings per common share from discontinued operations	$0.05	$—	$0.05
Diluted earnings per common share from continuing operations	10.77	0.75	11.52
Diluted earnings per common share	$10.82	$0.75	$11.57
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share and unit data)

	Six Months Ended June 30, 2026
	U.S. GAAP	Non-recurring F&I adjustment	Non-cash gain on interest rate swaps	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
F&I, net	$432.7	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$439.5
Total gross profit	$1,738.4	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$1,745.2
SG&A expenses	$1,224.1	$—	$—	$(3.5)	$37.2	$(2.7)	$—	$(0.3)	$(2.1)	$—	$1,252.7
Depreciation and amortization expense	$62.1	$—	$—	$—	$—	$—	$—	$—	$—	$(2.0)	$60.0
Asset impairments	$3.5	$—	$—	$—	$—	$—	$—	$—	$—	$(3.5)	$—
Restructuring charges	$3.1	$—	$—	$—	$—	$—	$(3.1)	$—	$—	$—	$—
Income (loss) from operations	$445.7	$6.8	$—	$3.5	$(37.2)	$2.7	$3.1	$0.3	$2.1	$5.6	$432.5
Other interest expense, net	$95.5	$—	$0.8	$—	$—	$—	$—	$—	$—	$—	$96.2

Income (loss) before income taxes	$304.9	$6.8	$(0.8)	$3.5	$(37.2)	$2.7	$3.1	$0.3	$2.1	$5.6	$290.9
Less: Provision (benefit) for income taxes	72.0	1.6	(0.2)	0.8	(5.6)	0.6	0.9	0.1	0.5	1.3	72.1
Net income (loss) from continuing operations	232.9	5.2	(0.6)	2.6	(31.5)	2.0	2.2	0.2	1.6	4.2	218.8
Less: Earnings (loss) allocated to participating securities	2.3	0.1	—	—	(0.3)	—	—	—	—	—	2.1
Net income (loss) from continuing operations available to diluted common shares	$230.6	$5.1	$(0.6)	$2.6	$(31.2)	$2.0	$2.2	$0.2	$1.5	$4.2	$216.7

Diluted earnings (loss) per common share from continuing operations	$19.44	$0.43	$(0.05)	$0.22	$(2.63)	$0.17	$0.19	$0.02	$0.13	$0.35	$18.27

Effective tax rate	23.6%										24.8%

F&I PRU (1)	$2,001										$2,033
SG&A as % gross profit (2)	70.4%										71.8%
Operating margin (3)	4.1%										4.0%
Pretax margin (4)	2.8%										2.7%

Same Store F&I net	$420.5	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$427.3
Same Store F&I PRU (1)	$2,005										$2,038
Same Store total gross profit	$1,680.5	$6.8	$—	$—	$—	$—	$—	$—	$—	$—	$1,687.3
Same Store SG&A expenses	$1,209.2	$—	$—	$(3.5)	$—	$(2.7)	$—	$(0.3)	$(2.1)	$—	$1,200.7
Same Store SG&A as % gross profit (2)	72.0%										71.2%

Same Store income from operations	$410.0	$6.8	$—	$3.5	$—	$2.7	$—	$0.3	$2.1	$4.0	$429.3
Same Store operating margin (3)	3.9%										4.1%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$0.7	$—	$0.7
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$0.7	$—	$0.7

Net income (loss)	$233.5	$(14.0)	$219.5
Less: Earnings (loss) allocated to participating securities	2.3	(0.1)	2.2
Net income (loss) available to diluted common shares	$231.2	$(13.9)	$217.3

Diluted earnings per common share from discontinued operations	$0.06	$—	$0.06
Diluted earnings (loss) per common share from continuing operations	19.44	(1.17)	18.27
Diluted earnings (loss) per common share	$19.50	$(1.17)	$18.33
(1) Adjusted F&I PRU excludes the impact of the non-recurring F&I adjustment.
(2) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(3) Adjusted operating margin excludes the impact of the non-recurring F&I adjustment, SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(4) Adjusted pretax margin excludes the impact of the non-recurring F&I adjustment, SG&A reconciling items, accelerated depreciation expense, asset impairment charges, restructuring charges and a non-cash gain on interest rate swaps.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — Consolidated
(Unaudited)
(In millions, except per share data)

	Six Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Restructuring charges	Acquisition costs	Legal items and other professional fees	Asset impairments and accelerated depreciation	Non-GAAP adjusted
SG&A expenses	$1,263.4	$(1.4)	$7.1	$(1.0)	$—	$(1.8)	$(3.4)	$—	$1,262.8
Depreciation and amortization expense	$58.0	$—	$—	$—	$—	$—	$—	$(1.4)	$56.6
Asset impairments	$0.8	$—	$—	$—	$—	$—	$—	$(0.8)	$—
Restructuring charges	$18.7	$—	$—	$—	$(18.7)	$—	$—	$—	$—
Income (loss) from operations	$486.9	$1.4	$(7.1)	1.0	$18.7	$1.8	$3.4	$2.1	$508.3

Income (loss) before income taxes	$351.4	$1.4	$(7.1)	$1.0	$18.7	$1.8	$3.4	$2.1	$372.8
Less: Provision (benefit) for income taxes	83.8	0.3	(1.2)	—	3.9	0.2	0.8	0.5	88.4
Net income (loss) from continuing operations	267.6	1.1	(5.9)	1.0	14.8	1.6	2.6	1.6	284.4
Less: Earnings (loss) allocated to participating securities	3.2	—	(0.1)	—	0.2	—	—	—	3.4
Net income (loss) from continuing operations available to diluted common shares	$264.4	$1.1	$(5.9)	$1.0	$14.6	$1.6	$2.6	$1.6	$281.0

Diluted earnings (loss) per common share from continuing operations	$20.40	$0.08	$(0.45)	$0.08	$1.13	$0.12	$0.20	$0.12	$21.68

Effective tax rate	23.8%								23.7%

SG&A as % gross profit (1)	69.1%								69.1%
Operating margin (2)	4.3%								4.5%
Pretax margin (3)	3.1%								3.3%

Same Store SG&A expenses	$1,200.0	$(1.4)	$—	$(1.0)	$—	$(1.8)	$(3.4)	$—	$1,192.3
Same Store SG&A as % gross profit (1)	68.7%								68.2%

Same Store income from operations	$489.1	$1.4	$—	$1.0	$—	$1.8	$3.4	$4.4	$501.1
Same Store operating margin (2)	4.6%								4.7%

	U.S. GAAP	Non-GAAP adjustments	Non-GAAP adjusted
Net income from discontinued operations	$1.0	$—	$1.0
Less: Earnings allocated to participating securities	—	—	—
Net income from discontinued operations available to diluted common shares	$1.0	$—	$1.0

Net income	$268.6	$16.8	$285.4
Less: Earnings allocated to participating securities	3.2	0.2	3.4
Net income available to diluted common shares	$265.4	$16.6	$282.0

Diluted earnings per common share from discontinued operations	$0.08	$—	$0.08
Diluted earnings per common share from continuing operations	20.40	1.28	21.68
Diluted earnings per common share	$20.48	$1.28	$21.76
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted operating margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.
(3) Adjusted pretax margin excludes the impact of SG&A reconciling items, accelerated depreciation expense, asset impairment charges and restructuring charges.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.S.
(Unaudited)
(In millions, except unit data)

	Three Months Ended June 30, 2026
	U.S. GAAP	Catastrophic events	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$444.3	$(2.8)	$(1.9)	$(0.3)	$(1.7)	$437.5
SG&A as % gross profit (1)	67.5%					66.4%

Same Store SG&A expenses	$429.4	$(2.8)	$(1.9)	$(0.3)	$(1.7)	$422.6
Same Store SG&A as % gross profit (1)	67.2%					66.1%

	Three Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$471.6	$(1.4)	$(0.6)	$(0.7)	$(0.8)	$468.0
SG&A as % gross profit (1)	64.7%					64.2%

Same Store SG&A expenses	$446.1	$(1.4)	$—	$(0.7)	$(0.8)	$443.3
Same Store SG&A as % gross profit (1)	64.0%					63.6%

	Six Months Ended June 30, 2026
	U.S. GAAP	Non-recurring F&I adjustment	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
F&I, net	$351.4	$6.8	$—	$—	$—	$—	$—	$358.2
F&I PRU (2)	$2,447							$2,495
Total gross profit	$1,305.7	$6.8	$—	$—	$—	$—	$—	$1,312.5
SG&A expenses	$862.5	$—	$(3.5)	$44.2	$(1.9)	$(0.3)	$(2.1)	$898.9
SG&A as % gross profit (1)	66.1%							68.5%

Same Store F&I, net	$340.5	$6.8	$—	$—	$—	$—	$—	$347.3
Same Store F&I PRU (2)	$2,456							$2,505
Same Store total gross profit	$1,256.8	$6.8	$—	$—	$—	$—	$—	$1,263.6
Same Store SG&A expenses	$870.3	$—	$(3.5)	$—	$(1.9)	$(0.3)	$(2.1)	$862.5
Same Store SG&A as % gross profit (1)	69.2%							68.3%

	Six Months Ended June 30, 2025
	U.S. GAAP	Catastrophic events	Dealership and real estate transactions	Severance costs	Acquisition costs	Legal items and other professional fees	Non-GAAP adjusted
SG&A expenses	$919.0	$(1.4)	$7.1	$(1.0)	$(0.8)	$(3.4)	$919.4
SG&A as % gross profit (1)	65.5%						65.5%

Same Store SG&A expenses	$884.5	$(1.4)	$—	$(1.0)	$(0.8)	$(3.4)	$877.8
Same Store SG&A as % gross profit (1)	65.4%						64.9%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.
(2) Adjusted F&I PRU excludes the impact of the non-recurring F&I adjustment.

Group 1 Automotive, Inc.
Reconciliation of Certain Non-GAAP Financial Measures — U.K.
(Unaudited)
(In millions)

	Three Months Ended June 30, 2026
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Non-GAAP Adjusted
SG&A expenses	$179.2	$(6.6)	$(0.7)	$171.8
SG&A as % gross profit (1)	88.7%			85.0%

Same Store SG&A expenses	$164.3	$—	$(0.7)	$163.6
Same Store SG&A as % gross profit (1)	83.5%			83.1%

	Six Months Ended June 30, 2026
	U.S. GAAP	Dealership and real estate transactions	Severance costs	Non-GAAP Adjusted
SG&A expenses	$361.5	$(7.0)	$(0.7)	$353.9
SG&A as % gross profit (1)	83.5%			81.8%

Same Store SG&A expenses	$338.9	$—	$(0.7)	$338.2
Same Store SG&A as % gross profit (1)	80.0%			79.8%

	Six Months Ended June 30, 2025
	U.S. GAAP	Acquisition costs	Non-GAAP Adjusted
SG&A expenses	$344.3	$(1.0)	$343.4
SG&A as % gross profit (1)	81.2%		81.0%

Same Store SG&A expenses	$315.5	$(1.0)	$314.5
Same Store SG&A as % gross profit (1)	79.8%		79.5%
(1) Adjusted SG&A as % of gross profit excludes the impact of SG&A reconciling items above.